 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2001
                                         REGISTRATION STATEMENT NO. 333-66500
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                      INCARA PHARMACEUTICALS CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                            8731                     56-1924222
 (State or other jurisdiction       (Primary Standard Industrial  (I.R.S. Employer
 of incorporation or organization)  Classification Code Number)   Identification No.)

                            79 T.W. Alexander Drive
                       4401 Research Commons, Suite 200
                                P. O. Box 14287
                 Research Triangle Park, North Carolina 27709
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               CLAYTON I. DUNCAN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      INCARA PHARMACEUTICALS CORPORATION
           79 T.W. ALEXANDER DRIVE, 4401 RESEARCH COMMONS, SUITE 200
                                P. O. Box 14287
                 RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709
                                (919) 558-8688
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:

                         ALEXANDER M. DONALDSON, ESQ.
                       WYRICK ROBBINS YATES & PONTON LLP
                       4101 LAKE BOONE TRAIL, SUITE 300
                         RALEIGH, NORTH CAROLINA 27607
                                (919) 781-4000
                              FAX (919) 781-4865

           DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: July 10, 2001


================================================================================

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             _____________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
              Title of Each Class                  Aggregate Purchase Price (1)                  Amount of
           of Securities Registered                                                        Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share;       $9,170,102.20                        $2,292.53
 Warrants to purchase Common Stock
========================================================================================================================

(1) Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered hereby. However, $2,192,352.20 of the securities registered hereby represents common stock which may be issued upon the exercise of the warrants.
(2) Includes $3,168.00 previously paid on filing, leaving a balance of $0 paid with this amendment.

                          __________________________


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus which also relates to the common stock registered under the Registrant's earlier Registration Statement No. 333-64868.

                               EXPLANATORY NOTE

      The Registrant has filed this Post-Effective Amendment to this Registration Statement solely for purposes of removing from registration $3,022,250.50 worth of common stock and $807,647.85 worth of common stock issuable pursuant to warrants to purchase common stock which remained unsold at the termination of the offering on August 30, 2001.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement (No. 333-66500) to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina, on the 31st day of August, 2001.


                  INCARA PHARMACEUTICALS CORPORATION


                  By: /s/ Clayton I. Duncan
                      -----------------------------------------------
                      Clayton I. Duncan,
                      Chairman, President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to its registration statement (No. 333-66500) has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                          Title                                      Date
            ---------                                          -----                                      ----
 /s/ Clayton I. Duncan                     Chairman, President, Chief Executive Officer              August 31, 2001
----------------------------------         and Director (Principal Executive Officer)
Clayton I. Duncan

 /s/ Richard W. Reichow                    Executive Vice President, Chief Financial                 August 31, 2001
----------------------------------         Officer and Treasurer (Principal Financial
Richard W. Reichow                         and Accounting Officer)

  *                                                                                                  August 31, 2001
----------------------------------         Director
Eugene J. McDonald

  *
----------------------------------         Director                                                  August 31, 2001
Stephen M. Prescott

  *
----------------------------------         Director                                                  August 31, 2001
David B. Sharrock

----------------------------------         Director                                                  August __, 2001
Edgar H. Schollmaier

*By:  /s/ Clayton I. Duncan
      ---------------------
      Clayton I. Duncan
      Attorney-in-Fact

                                     II-1